Exhibit 5.1

October 11, 2012

PrivateBancorp, Inc.

120 South LaSalle Street

Chicago, IL 60603

Re:	Registration Statement on Form S-3 for an Indeterminate Amount of Securities

Dear Ladies and Gentlemen:

We have acted as counsel to PrivateBancorp, Inc., a Delaware corporation (the “Company” or “Registrant”), in connection with the preparation and filing of an automatic shelf Registration Statement on Form S-3 (the “Registration Statement”) by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) for the registration under the Act of an indeterminate aggregate amount or value of the following securities that may be offered and sold from time to time by the Company:

(i)                                     debt securities, which may be senior debt securities (“Senior Debt Securities”) or subordinated debt securities (“Subordinated Debt Securities,” and together with the Senior Debt Securities, the “Debt Securities”);

(ii)                                  shares of preferred stock, without par value (“Preferred Stock”);

(iii)                               depositary shares (evidenced by depositary receipts) representing interests in Preferred Stock (“Depositary Shares”);

(iv)                              shares of common stock, without par value (“Common Stock”);

(v)                                 securities purchase contracts (“Purchase Contracts”);

(vi)                              units comprised of one or more securities of the Company (the “Units”); and

(vii)                           warrants to purchase one or more securities of the Company (the “Warrants,” and collectively with the Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Purchase Contracts and Units, the “Securities” and each a “Security”).

In rendering our opinion, we have reviewed (i) the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended to date;

(ii) certain resolutions of the Company’s Board of Directors or duly appointed committees thereof; (iii) the Registration Statement including the prospectus (the “Prospectus”) to be filed therewith constituting a part of the Registration Statement and the exhibits to the Registration Statement, including without limitation those documents that have been incorporated by reference into the Registration Statement; and (iv) such other proceedings, records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed herein.

With respect to the issuance and sale of any Securities, we have assumed that (i) the Securities will have been specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof, (ii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, (iii) any Securities consisting of Common Stock or Preferred Stock, including Common Stock or Preferred Stock issuable upon conversion, exchange or exercise of any Security being offered, will have been duly authorized and issued, against receipt of the consideration approved by the Company which will be no less than the par value thereof, (iv) a prospectus supplement to the Prospectus will have been filed with the Commission in compliance with the Act describing the Securities offered thereby, (v) all Securities will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner described in the Prospectus and the applicable prospectus supplement, (vi) any definitive purchase, underwriting or similar agreement with respect to the Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (vii) the terms of the Securities will have been duly established so as not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (viii) the Registration Statement, as may be amended, will have become effective under the Act.

With respect to the issuance and sale of any series of Preferred Stock, we have assumed that an appropriate certificate of designations or an amendment to the Company’s Amended and Restated Certificate of Incorporation establishing such series of Preferred Stock, and setting forth the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications and restrictions thereof with respect to such series of Preferred Stock, will have been duly adopted by the Company’s Board of Directors and filed with and accepted by the Secretary of State of the State of Delaware.

With respect to the issuance and sale of any Depositary Shares, we have assumed that (i) the Company will have entered into a depositary agreement or similar agreement with respect to the sale of any Depositary Shares that conforms in all material respects to the description thereof in the Registration Statement and any prospectus supplement relating thereto (the “Depositary Agreement”), (ii) the Depositary Agreement will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (iii) the terms of the Depositary Shares, including the underlying Preferred Stock relating thereto, and of their issuance and sale will have been duly established in conformity with the Depositary Agreement, (iv) the underlying shares of Preferred Stock will have been deposited with the depositary in conformity with the Depositary Agreement, (v) the Depositary Shares will be duly executed and countersigned in accordance with the Depositary Agreement and issued and sold against the delivery of the applicable consideration.

With respect to the issuance and sale of any Purchase Contracts, we have assumed that (i) the Company will have entered into Purchase Contracts that conform in all material respects to the description thereof in the Registration Statement and any prospectus supplement relating thereto, (ii) the Purchase Contracts will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (iii) the terms of the Purchase Contracts and the underlying Securities relating thereto and of their issuance and sale will have been duly established, and (iv) the Purchase Contracts will be issued and sold against delivery of the applicable consideration.

With respect to the issuance and sale of any Warrants, we have assumed that (i) the Company will have entered into a warrant agreement or similar agreement with respect to the sale of any Warrants that conforms in all material respects to the description thereof in the Registration Statement and any prospectus supplement relating thereto (the “Warrant Agreement”), (ii) the Warrant Agreement will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (iii) the terms of the Warrants, including the underlying Securities relating thereto, and of their issuance and sale will have been duly established in conformity with the Warrant Agreement, (iv) the sufficient amount of Securities underlying the Warrants will have been reserved for issuance, and (v) the Warrants will be duly executed and countersigned in accordance with the Warrant Agreement and issued and sold against the delivery of the applicable consideration.

With respect to the issuance and sale of any Units, we have assumed that (i) the Company will have established the Units, including the component Securities contained therein, and the documents evidencing and used in connection with the issuance and sale of Units, which documents will conform in all material respects to the description thereof in the Registration Statement and any prospectus supplement relating thereto (the “Unit Documents”), (ii) the Units and Unit Documents will have been duly executed, authorized and delivered by each of the parties thereto in accordance with their respective terms and provisions, (iii) the terms of the Units and of their issuance and sale will have been duly established in conformity with the Unit Documents, and (iv) the Units will be issued and sold as contemplated in the Unit Documents, against delivery of the applicable consideration.

With respect to the issuance and sale of any Debt Securities, we have assumed that (i) the Debt Securities indenture and any and all applicable supplements thereto will have been duly authorized, executed and delivered by the Company and the trustee named therein (collectively, the “Debt Securities Indenture”) and (ii) the Debt Securities, when issued, will be executed, authenticated, issued and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in the Debt Securities Indenture relating thereto.

Based upon the foregoing, we are of the following opinions:

1.                                       The Common Stock, when issued and sold in the manner contemplated by the Registration Statement and the applicable prospectus supplement relating thereto, will be validly issued, fully paid and non-assessable.

2.                                       The Preferred Stock, when issued and sold in the manner contemplated by the Registration Statement and the applicable prospectus supplement relating thereto, will be validly issued, fully paid and non-assessable.

3.                                       The Debt Securities, when issued in accordance with the terms of the Debt Securities Indenture and as contemplated in the Registration Statement and the applicable prospectus supplement relating thereto, will constitute valid and legally binding obligations of the Company.

4.                                       The Warrants, when issued and sold in accordance with the terms of the Warrant Agreement and as described in the Registration Statement and the applicable prospectus supplement relating thereto, will constitute valid and legally binding obligations of the Company.

5.                                       The Purchase Contracts, when issued and sold in accordance with the terms of the Purchase Contracts and as described in the Registration Statement and the applicable prospectus supplement relating thereto, will constitute valid and legally binding obligations of the Company.

6.                                       The Units, when issued and sold in accordance with the terms of the Unit Documents and as described in the Registration Statement and the applicable prospectus supplement relating thereto, will constitute valid and legally binding obligations of the Company.

7.                                       The Depositary Shares, when issued and sold in accordance with the terms of the Depositary Agreement and as described in the Registration Statement and the applicable prospectus supplement relating thereto, will be legally issued and will entitle the holders thereof to the rights specified therein and in such Depositary Agreement, and the related underlying shares of Preferred Stock will be validly issued, fully paid and non-assessable.

The foregoing opinions are subject to the following additional qualifications and limitations:

A.                                   The enforceability of any obligation may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, rehabilitation, moratorium, marshalling or other laws affecting the enforcement generally of creditors’ rights and remedies.

B.                                     The enforceability of any obligation is subject to principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), public policy, applicable law relating to fiduciary duties, judicial imposition of an implied covenant of good faith and fair dealing, and principles regarding successor liability, equitable subordination and substantive consolidation of entities.

Our opinions set forth herein are limited to the General Corporation Law of the State of Delaware and the statutory laws and regulations of the State of New York.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus.  In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Vedder Price P.C.
VEDDER PRICE P.C.